EXHIBIT 21

                    Exhibit 21 - Subsidiaries of the Registrant

Advance Petroleum, Inc., a Florida corporation (1)
Advance Aviation Services, Inc., a Florida corporation (9)
Air Terminaling, Inc., a Florida corporation (9)
Casa Petro S.A., a Costa Rica corporation
Cherokee Group, Inc., a Florida corporation
International Petroleum Corporation, a Florida corporation (2)
International Petroleum Corporation of LA, a Louisiana corporation (2) International Petroleum Corporation of Lafayette, a Louisiana corporation (2) International Petroleum Corporation of Maryland, a Maryland corporation (2) International Petroleum Corp. of Georgia, a Georgia corporation (9) International Petroleum Corp. of Delaware, a Delaware corporation (2) International Petroleum Corp. of Pennsylvania, a Pennsylvania corporation (9) International Environmental Services, Inc., a Florida corporation
PetroServicios de Mexico S.A. de C.V., a Mexico corporation (6)
PetroServicios de Costa Rica S.A., a Costa Rica corporation (7)
Resource Recovery of America, Inc., a Florida corporation (9)
Resource Recovery Mid South, Inc., a Virginia corporation (3)(9)
Resource Recovery Atlantic, Inc., a Delaware corporation (3)(9)
Trans-Tec International S.A., a Costa Rica corporation (8)
Trans-Tec Services, Inc., a Delaware corporation
Trans-Tec Services (UK) Ltd., a United Kingdom corporation
Trans-Tec Services (Singapore) PTE. Ltd., a Singapore corporation (4)
World Fuel International S.A., a Costa Rica corporation (5)
World Fuel Services, Inc., a Texas corporation
World Fuel Services, Ltd., a United Kingdom corporation
World Fuel Services (Singapore) PTE., Ltd. a Singapore corporation

(1) Advance Petroleum, Inc., operates under the name "World Fuel Services of
    FL."
(2) These corporations collect and purchase used oil under the name "International Oil Service."
(3) These corporations are subsidiaries of Resource Recovery of America, Inc.
(4) This corporation is a subsidiary of Trans-Tec Services (UK) Ltd.
(5) World Fuel International S.A., is also known as Petromundo Internacional
    S.A.
(6) This corporation is owned 50% by Advance Aviation Services, Inc. and 50% by Air Terminaling, Inc.
(7) This corporation is owned 55% by Casa Petro S.A and 45% by World Fuel Services Corporation.
(8) Trans-Tec International S.A., is also known as Trans-Tec Mundial S.A.
(9) Inactive.